CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 (No. 333-292616), of our report dated February 27, 2026, relating to the consolidated financial statements of ZeroStack Corp., filed with the Securities and Exchange Commission on August 28, 2026.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

August 28, 2026